State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of CRUISECAM INTERNATIONAL, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is G66158.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Eighth day of March, 2006

Sue M. Cobb

Sue M. Cobb
Secretary of State

CR2EO22 (01-06)

G66158

ARTICLES OF INCORPORATION

OF

BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.

FILED
OCT 24 2 44 PM '83
TALLAHASSEE

ARTICLE I

NAME

The name of this corporation shall be: BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.

ARTICLE II

TERM OF EXISTENCE

This corporation shall exist perpetually.

ARTICLE III

PURPOSE

This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE IV

CAPITAL STOCK

This corporation is authorized to issue 2,000,000 shares of $.10 par value common stock.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is:

3473 S.W. Palm City School Road, Palm City, Florida 33490

The name of the initial registered agent of this corporation at that address is:

WILLIAM J. BARRY

ARTICLE VI

DIRECTORS

This corporation shall have nine (9) directors initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than three (3). The names and addresses of the initial directors of this corporation are:

WILLIAM J. BARRY
P. O. Box 783
Palm City, Florida 33490

SEAN MacHALE
Hillside
Westminster Road
Foxrock, Dublin 18
Ireland

GEORGE OLSON
c/o N. J. Aluminum Co.
P. O. Box 73
North Brunswick, NJ 08902

C. RAY RATLIFF, Ph. D.
325 Seminole
Stuart, Florida 33494

GEORGE M. HARBIN, JR.
500 N.W. 12th Avenue
Deerfield Beach, FL 33441

MATTHEW MALKOWICZ
79 Tiffany Drive
East Hanover, NJ 07936

CLYDE L. PATTERSON
602 S.W. Pine Tree Lane
Palm City, Florida 33490

A. MIGNONNE PATTERSON
602 S.W. Pine Tree Lane
Palm City, Florida 33490

A. V. ROY
3115 Hensel Drive
Carmel, Indiana 46032

ARTICLE VII

INCORPORATOR

The name and address of the person signing these articles is:

WILLIAM J. BARRY
P. O. Box 783
Palm City, Florida 33490

ARTICLE VIII

INDEMNIFICATION

The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE IX

AMENDMENTS

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approved at a shareholders' meeting by at least a majority of the stock entitled to vote, unless all of the directors and all of the shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 18th day of October, 1983.

William J. Barry
WILLIAM J. BARRY

STATE OF FLORIDA

COUNTY OF MARTIN

Before me, the undersigned officer, personally appeared WILLIAM J. BARRY, who being first duly sworn acknowledged to me that he is the person described in and who executed the foregoing

Articles of Incorporation and that he executed the same for the purposes therein expressed.

Witness my hand and seal this 18th day of October, 1983.

Notary Public
STATE OF FLORIDA AT LARGE
My Commission Expires: April 14, 1985

(NOTARY SEAL)

ACCEPTANCE OF REGISTERED AGENT

Having been named to accept service of process for the above-stated corporation, BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., at the place designated in the foregoing Articles of Incorporation, I hereby agree to act in that capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

Dated this 18th day of October, 1983.

WILLIAM J. BARRY
Registered Agent

FILED

83 DEC -1 PM 2 45

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF MERGER

Pursuant to Section 607.224 of the Florida General Corporation Act, BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., a Florida corporation, and BIO-ANALYTIC LABORATORIES, INC., a Texas corporation, adopt the following articles of merger for the purpose of merging BIO-ANALYTIC LABORATORIES, INC., into BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., the latter of which is to survive the merger:

ARTICLE I

That certain plan and agreement of merger (the "agreement") dated October 25, 1983, by and between BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., a Florida corporation, and BIO-ANALYTIC LABORATORIES, INC., a Texas corporation, attached and made a part of this instrument, was duly approved by the shareholders of BIO-ANALYTIC LABORATORIES, INC., pursuant to Section 607.221 of the Florida General Corporation Act (the "Florida Act") and Part Five of the Texas Business Corporation Act (the "Texas Act") on November 17, 1983, and by the board of directors of BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., on October 25, 1983, no shares of that corporation being issued and outstanding.

ARTICLE II

Of the 443,367 outstanding shares of common stock, par value $.10 per share, of BIO-ANALYTIC LABORATORIES, INC., entitled to vote as a class upon the agreement, the holders of 396,117 of those shares voted in favor of and authorized the agreement in

accordance with Section 607.221 of the Florida Act and Article 5.03 of the Texas Act.

There are no outstanding shares of the common stock, par value of $.10 per share, of BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.

ARTICLE III

The articles of incorporation of BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., shall be amended on this date by striking out all of the present Article I and substituting the new Article I, which shall read as follows: "The name of this corporation shall be BIO-ANALYTIC LABORATORIES, INC."

ARTICLE IV

The effective date of the merger shall be December 1, 1983.

IN WITNESS WHEREOF, the parties to these articles of merger have caused them to be duly executed by their respective authorized officers.

	BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.
ATTEST:	
BY: [signature] A. MIGNONNE PATTERSON Secretary	BY: [signature] WILLIAM J. BARRY President
ATTEST:	BIO-ANALYTIC LABORATORIES, INC.
BY: [signature] A. MIGNONNE PATTERSON Secretary	BY: [signature] WILLIAM J. BARRY President

STATE OF FLORIDA
COUNTY OF MARTIN

The foregoing instrument was acknowledged before me this 17 th day of November, 1983, by WILLIAM J. BARRY as PRESIDENT of BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., a Florida corporation, on behalf of the corporation.

Patricia A. Ryland
Notary Public
STATE OF FLORIDA AT LARGE
My commission Expires:

Notary Public, State of Florida at Large
My Commission Expires July 30, 1984
Bonded Thru Troy Fain Insurance Inc.

(NOTARY SEAL)

STATE OF FLORIDA
COUNTY OF MARTIN

The foregoing instrument was acknowledged before me this 17 th day of November, 1983, by WILLIAM J. BARRY as PRESIDENT of BIO-ANALYTIC LABORATORIES, INC., a Texas corporation, on behalf of the corporation.

Patricia A. Ryland
Notary Public
STATE OF FLORIDA AT LARGE
My Commission Expires:

Notary Public, State of Florida at Large
My Commission Expires July 30, 1984
Bonded Thru Troy Fain Insurance Inc.

(NOTARY SEAL)

PLAN AND AGREEMENT OF MERGER FOR
BIO-ANALYTIC LABORATORIES, INC., A TEXAS CORPORATION,
AND
BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., A FLORIDA CORPORATION

WHEREAS, BIO-ANALYTIC LABORATORIES, INC. ("BAL") is a corporation duly organized and existing under the laws of the State of Texas, duly authorized to transact business within the State of Florida, and having its principal place of business within the State of Florida; and

WHEREAS, BIO-ANALYTIC LABORATORIES OF FLORIDA, INC. ("BAL-Florida"), is a corporation duly organized and existing under the laws of the State of Florida, never having issued any shares of stock or having conducted business; and

WHEREAS, BAL wishes to merge with a Florida corporation for the sole purpose of changing the domicile of BAL from the State of Texas to the State of Florida; and

WHEREAS, BAL and BAL-Florida have agreed that BAL shall merge into BAL-Florida on the terms and conditions and in the manner set forth in this agreement in accordance with the applicable laws of the State of Texas and the State of Florida.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, provisions, grants, warranties, and representations contained in this agreement, and in order to consummate the transactions described above, BAL and BAL-Florida the constituent corporations to this agreement, agree as follows:

1. Merger and Surviving Corporation. BAL-Florida and BAL agree that BAL shall be merged into BAL-Florida as a single corporation, upon the terms and conditions of this agreement and that BAL-Florida shall continue and be governed under the laws of the State of Florida as the surviving corporation (the "surviving corporation"), under the name BIO-ANALYTIC LABORATORIES, INC., and shall become the owner, without other transfer, of all rights and property of the constituent corporations, and shall become subject to all debts and liabilities of the constituent corporations in the same manner as if the surviving corporation had itself incurred them.

2. Principal Office. The present principal office of BAL-Florida at 3473 S.W. Palm City School Road, Palm City, Florida, shall remain the principal office of the surviving corporation after merger.

3. Articles of Incorporation. The articles of incorporation of BAL-Florida shall on the effective date of the merger be amended as follows:

A. Article I shall be amended, on the effective date, by striking out all of the present Article I and substituting a

new Article I which shall read as follows: "The name of this corporation shall be BIO-ANALYTIC LABORATORIES, INC."

C. The remaining terms and provisions of the articles of incorporation of BAL-Florida as on file with the Office of the Secretary of State of the State of Florida are incorporated into this agreement as articles of incorporation for the surviving corporation. From and after the effective date and until further amended, altered or restated as provided by law, the articles of incorporation separate and apart from this agreement shall be and may be separately certified as the articles of incorporation of the surviving corporation.

4. Bylaws. The bylaws of BAL-Florida in effect on the effective date shall be the bylaws of the surviving corporation until they shall be altered, amended or repealed or until new bylaws are adopted as provided in them.

5. Board of Directors. The persons who upon the effective date of the merger shall constitute the board of directors of the surviving corporation shall be the persons constituting the board of directors of BAL-Florida on the effective date.

If on the effective date of the merger any vacancy exists on the board of directors of the surviving corporation, that vacancy may be filled in the manner provided in the bylaws of the surviving corporation.

6. Officers. The persons who upon the effective date of the merger shall constitute the officers of the surviving corporation shall be the persons constituting the officers of BAL-Florida on the effective date.

7. Submission to Shareholders; Effective Date. This agreement shall not be submitted to the shareholders of BAL-Florida because no shares have been issued by that corporation. The board of directors of BAL-Florida has adopted and approved this agreement on October 25, 1983. This agreement shall be submitted to the shareholders of BAL for their consideration at a meeting of the shareholders in accordance with Part Five of the Texas Business Corporation Act on November 17, 1983, and, if it is approved and authorized by a vote of the holders of at least two-thirds (2/3) of the outstanding shares of BAL in accordance with the laws of that State, as promptly as practicable thereafter, the fact that this agreement has been adopted and approved as above provided shall be certified by the secretary of that corporation and this agreement and appropriate articles of merger shall be signed, acknowledged and filed pursuant to the laws of the State of Florida and the State of Texas. The merger of BAL into BAL-Florida shall become effective on December 1, 1983. The date on which the merger of BAL into BAL-Florida becomes effective is called in this instrument the "effective date" of the merger. The surviving corporation shall file all agreements, appointments and documents that may be required under Article 5.07 of the Texas Business Corporation Act

with the Secretary of State of the State of Texas as promptly as practicable after the effective date.

8. Effect of Merger. When this agreement shall have been approved, signed, acknowledged and filed, separate existence of BAL shall cease and BAL shall be merged into the surviving corporation in accordance with this agreement, and the surviving corporation shall continue unaffected and unimpaired by the merger and shall possess all the rights, privileges, powers, franchises, patents, trademarks, licenses and registrations, both of a public and private nature, and shall be subject to all the restrictions, responsibilities and duties of each of the constituent corporations so merged, and all and singular the rights, privileges, powers, franchises, patents, trademarks, licenses, and registrations of each of the constituent corporations; and all property, real, personal and mixed, and all debts to either of the constituent corporations on whatever account as well as for stock subscriptions and all other things in action or belonging to each of the constituent corporations shall be vested in the surviving corporation; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses and registrations and every other interest thereafter shall be effectually the property of the surviving corporation as they were of the respective constituent corporations; and the title to any real estate, whether vested by deed or otherwise, of either of the constituent corporations under the laws of the State of Florida or the State of Texas, or any other state or real estate may be located, shall not revert or in any way be impaired by reason of the merger, provided that all rights of creditors and all liens upon the property of any of the constituent corporations shall be preserved unimpaired; and all debts, liabilities and duties of the constituent corporations shall then attach to the surviving corporation and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it.

9. Method of Converting Shares. The manner and basis converting and exchanging the shares of BAL shall be as follows:

A. On the effective date of the merger, each share of common stock, par value $.10 per share ("BAL stock") issued and outstanding immediately before the effective date of the merger, by virtue of the merger and without any act on the part of the holder of shares of BAL stock, shall be converted into and exchanged for one (1) share of the surviving corporation's common stock, par value $.10 per share ("the surviving corporation's stock").

B. BAL-Florida has no issued and outstanding shares of common stock. As a term of this agreement, BAL-Florida shall not issue any stock or otherwise change its financial position prior to the effective date of the merger.

C. No fractional shares shall be issued in the merger, but shall be rounded upward or downward, as the case may be, to the nearest full share.

D. As soon as practicable after the effective date of the merger, the surviving corporation shall issue and deliver in accordance with this subparagraph D, to the shareholders of BAL whose names are set forth in Schedule I of this agreement, certificates for the number of whole shares of the surviving corporation's stock to which they shall have become entitled under this agreement. After the effective date of the merger, each of the BAL shareholders may surrender a certificate or certificates previously representing BAL stock to the surviving corporation, and thereafter shall be entitled to receive in exchange a certificate or certificates representing the number of shares of the surviving corporation's stock into which those shares of BAL stock previously represented by the certificate or certificates so surrendered shall have been converted as above stated. Until so surrendered, each outstanding certificate that, before the effective date of the merger, represented shares of BAL stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the respective shares of the surviving corporation's stock into which they shall have been converted. Unless and until that outstanding certificate that, before the effective date of the merger, represented shares of stock shall be surrendered, no dividends payable to the holders of record of BAL stock as of any date subsequent to the effective date of the merger shall be paid to the holder of the outstanding certificate, but upon surrender of the outstanding certificate there shall be paid to the record holder of the certificate for shares of the surviving corporation's stock into which those shares shall have been converted the amount of dividends that previously were payable on the effective date of the merger with respect to those shares of BAL stock.

E. All shares of the surviving corporation's stock for and into which shares of BAL stock shall have been converted and exchanged pursuant to this agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the converted exchanged shares, except for the rights of appraisal, if any, that the holders may have as dissenting shareholders. Unless the merger is abandoned, the holders of certificates formerly representing shares of BAL stock outstanding immediately before the effective date of the merger shall cease on the effective date of the merger to be shareholders and shall have no rights with respect to the stock except the rights to receive payment for it under the laws of the State of Florida and the State of Texas, and their sole rights with respect to the surviving corporation's stock for and into which their shares of BAL stock have been converted and exchanged by the merger shall be to perfect the rights of appraisal, if any, that the holders may have as dissenting shareholders.

F. None of the shares of the surviving corporation's stock for and into which the shares of BAL stock will be converted and exchanged pursuant to this agreement have been registered under the Securities Act of 1933, as amended (the "Act"), on the ground that no offer or sale of any of said shares is to be affected in connection with the merger and the shares will be issued, if at all, by the surviving corporation in connection with

transactions not involving any offer, offer to sell, offer for sale, or sale within the meaning of Section 2(3) of the Act. Therefore, all such shares shall be "restricted securities" as that term is defined in Rule 144 under the Act, and accordingly, the shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The surviving corporation shall not be under any obligation to register the shares under the Act or to comply with Regulation A or any other exemption to the Act. The certificates representing the shares will bear a legend on the face thereof (or on the reverse thereof with reference to such legend on the face thereof) substantially in the form set forth below, which legend will restrict the sale, transfer or disposition of the shares:

> THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNLESS COMPANY COUNSEL HAS GIVEN AN OPINION THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

10. Compliance with Laws. BAL and BAL-Florida shall each take all appropriate corporate action to comply with the applicable laws of the State of Florida and the State of Texas in connection with the contemplated merger.

11. No Transfer of Stock. Upon the effective date of the merger, the transfer books of BAL stock shall be closed and no transfer of BAL stock shall be made or consummated thereafter.

12. Further Assurances. Prior to and from and after the effective date of the merger, the constituent corporations shall take all action necessary or appropriate in order to effectuate the merger. In case at any time after the effective date of the merger the surviving corporation shall determine that any further conveyance, assignment or other document or any further action is necessary and desirable to vest in the surviving corporation full title to all properties, assets, rights, privileges and franchises of BAL, the officers and directors of the constituent corporations shall execute and deliver all instruments and take all action the surviving corporation may determine to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of all those properties, assets, privileges and franchises, and otherwise to carry out the purposes of this agreement.

13. Warranties of BAL. BAL represents and warrants to and agrees with BAL-Florida as follows:

A. BAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to carry out its business as it is now being conducted and to own and lease property, and is duly qualified and authorized to do business and is in good standing in Florida and in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of business transacted by it makes those

qualifications or authorizations necessary. BAL is not presently being challenged as to its right to do business as presently conducted in any jurisdiction. The copies of the articles of incorporation, as amended to date, and the bylaws, as amended to date, of BAL previously delivered to BAL-Florida are true, correct and complete copies as now in full force and effect. No provision of those instruments nor any other instrument to which BAL is subject prohibits, limits or otherwise affects the right, power and authority of BAL to enter into this agreement or to cause consummation of the merger.

B. The authorized capitalization of BAL consists of 1,000,000 shares of common stock, par value of $.10 per share, of which 443,367 shares are presently outstanding.

C. There are no existing options, warrants, convertible securities or similar rights granted by BAL or any commitments or agreement of a similar nature to which BAL is a party, relating to the authorized or issued stock of BAL, except those previously delivered to BAL-Florida which are summarized on Schedule II of this agreement, which shall be assumed by the surviving corporation in accordance with paragraph 8 of this agreement.

D. BAL presently has no subsidiaries except Bio-Analytics International, Inc., a Florida corporation, which is not currently doing business.

E. The execution, delivery and performance of this agreement has been duly and effectively authorized by the board of directors of BAL and will be submitted to the shareholders of BAL for approval under Articles 5.03 through 5.06 of the Texas Business Corporation Act.

14. Warranties of BAL-Florida. BAL-Florida represents and warrants to and agrees with BAL as follows:

A. BAL-Florida is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has no assets and has incurred no liabilities or obligations whatsoever, liquidated or unliquidated, actual or contingent.

B. The execution, delivery and performance of this agreement by BAL-Florida have been duly and effectively authorized by the board of directors of BAL-Florida.

C. BAL-Florida has no issued or outstanding shares of stock.

D. The shares of BAL-Florida stock to be issued and delivered pursuant to this agreement have been duly authorized for issuance by the board of directors of BAL-Florida and when so issued will be validly issued and outstanding, fully paid and nonassessable.

15. Abandonment of Merger. Anything in this agreement to the contrary notwithstanding, this agreement may be terminated and

abandoned at any time prior to the effective date of the merger by mutual consent of the board of directors of BAL and BAL-Florida. In the event of any such termination and abandonment, notice shall be given to the other parties to this agreement and this agreement shall then become fully void and of no effect, and there shall be no liability on the part of any party or its board of directors or shareholders.

16. Expenses. BAL shall pay all expenses incurred by the constituent corporations in connection with the transactions contemplated by this agreement. Any expenses incurred by the shareholders of BAL in connection with the transactions contemplated by this agreement shall be paid by those shareholders.

17. Entire Agreement. This agreement embodies the entire agreement between the parties. There have been and are no agreements, covenants, representations or warranties between the parties other than those expressly stated or expressly provided for in this agreement.

18. Applicable Law. This agreement is made pursuant to and shall be construed under the laws of the State of Florida. It shall inure to the benefit of and be binding upon BAL and BAL-Florida and their respective successors and assigns; nothing in this agreement, express or implied, is intended to infer upon any other person any rights or remedies upon or by reason of this agreement.

19. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized officers of the constituent corporations, BIO-ANALYTIC LABORATORIES, INC., and BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., acting for their duly authorized officers, all parties to this agreement, this 25th day of October, 1983, have signed this agreement of merger.

Witnesses:

Kerry S. Sias

N. Lorraine Patterson

As to BIO-ANALYTIC LABORATORIES, INC.

BIO-ANALYTIC LABORATORIES, INC.

BY: Will J. Barry

WILLIAM J. BARRY, President

Kerry S. Sias

N. Lorraine Patterson

As to BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.

BIO-ANALYTIC LABORATORIES OF FLORIDA, INC.

BY: Will J. Barry

WILLIAM J. BARRY, President

STATE OF FLORIDA
COUNTY OF MARTIN

The foregoing instrument was acknowledged before me this 27th day of October, 1983, by WILLIAM J. BARRY, as President, of BIO-ANALYTIC LABORATORIES, INC., a Texas corporation, on behalf of the corporation.

[signature]
Notary Public
STATE OF FLORIDA AT LARGE
My Commission Expires:
Notary Public, State of Florida
My Commission Expires Nov. 28, 198.
Bonded Thru Troy Fain Insurance, Inc

(NOTARY SEAL)

STATE OF FLORIDA
COUNTY OF MARTIN

The foregoing instrument was acknowledged before me this 27th day of October, 1983, by WILLIAM J. BARRY, as President of BIO-ANALYTIC LABORATORIES OF FLORIDA, INC., a Florida corporation, on behalf of the corporation.

[signature]
Notary Public
STATE OF FLORIDA AT LARGE
My Commission Expires:
Notary Public, State of Florida
My Commission Expires Nov. 28, 1986
Bonded Thru Troy Fain Insurance, Inc.

(NOTARY SEAL)

SCHEDULE I

STOCKHOLDERS AS OF 8/15/83

	Cert. #	Date	Amount	Total
Bruce R. Barfield 1427 S.W. Buckskin Trail Stuart, Florida 33494	110 125	6/18/80 6/20/80	1,000 1,000	2,000
Bruce R. Barfield, Trustee 1427 S.W. Buckskin Trail Stuart, Florida 33494	114 126 134 149	 6/20/80 9/26/80 4/30/81	150 150 100 650	1,050
William J. Barry P. O. Box 783 Palm City, Florida 33490	11 15 24 111 116 136	2/26/76 7/18/77 7/1/79 6/18/80 6/20/80 4/15/81	2,972 12,280 2,600 13,986 31,838 25,000	88,676
Bio Data Associates C. L. Patterson, President 602 S.W. Pine Tree Lane Palm City, Florida 33490	113 128	 6/20/80	1,350 1,350	2,700
Henry T. Blackstock Ten West Adams Street Jacksonville, Florida 32202 (904) 632-8000	177	11/22/82	10,000	10,000
Max Block 9274 River Shores Lane Jacksonville, Florida 32217 (904) 733-3743	178	11/29/82	10,000	10,000
Darlene Brown 73 April Hill April Sound Montgomery, Texas 77356	154 166 168	7/1/81 3/24/82 4/23/82	1,500 251 1,270	3,021
William H. Deacon, Jr. Nancy C. Deacon 577 Riverway Boulevard Stuart, Florida 33494	156	7/23/81	5,000	5,000
Roberta L. Deemer, IRA Acct. P. O. Box 618 Palm City, Florida 33490	179	10/21/82	1,000	1,000

	Cert. #	Date	Amount	Total
Walter R. Deemer, IRA Acct. P. O. Box 618 Palm City, Florida 33490	180	10/21/82	1,000	1,000
Shirley Mae Fields 10319 Burmardin Circle Dallas, Texas 75243	25 124	12/28/79 6/20/80	1,000 1,000	 2,000
George J. Gardner 35 Jonesdale Avenue Metuchen, New Jersey 08840	18 26	7/18/77	2,624 750	 3,374
Donald P. Germann Muriel C. Germann 5273 S.E. Sea Island Way Stuart, Florida 33494	148	4/24/81	2,500	2,500
Dennis Gillette 611 Flamingo Drive Fort Lauderdale, Florida 33301 (305) 427-9700	182	12/7/82	10,000	10,000
Lincoln S. Grant Elizabeth K. Grant 875 Tierra Court Port St. Lucie, Florida 33452	152	4/30/81	608	608
Growth Fund of Florida Ten West Adams Street Jacksonville, Florida 32217	198	8/4/83	20,000	20,000
Frank F. Hall 5512 Valley View Drive Colleyville, Texas 76034	4 9 14 119 192	12/19/73 10/20/75 7/18/77 6/20/80 5/31/83	2,000 562 1,685 4,247 1,000	 9,494
George M. Harbin, Jr. 500 N.W. 12th Avenue Deerfield Beach, Florida 33441 (305) 427-9700	184	12/14/82	10,000	10,000

	Cert. #	Date	Amount	Total
Joseph P. Helow Ten West Adams Street Jacksonville, Florida 32202 (904) 632-8000	181	12/2/82	10,000	10,000
Maryann Levesque P. O. Box 4172 Hialeah, Florida 33014	32 129	 6/20/80	1,000 1,000	 2,000
Gordon Luikart 2671 Boundbrook Blvd. #114 West Palm Beach, Florida 33406	175 188	10/18/82 4/14/83	1,000 1,000	 2,000
Michael F. McCormick Joanne McCormick c/o McCormick Associates, Inc. 10 Stuyvesant Avenue Lyndhurst, New Jersey 07071	20 123 155 157 163	1/27/78 6/20/80 7/17/81 8/10/81 2/10/82	2,500 5,000 5,000 1,000 2,500	 16,000
William M. McKay 1154 N.W. Spruce Ridge Drive Stuart, Florida 33494	171 172 173 196	5/3/82 6/4/82 9/8/82 6/28/83	5,000 5,000 5,000 5,000	 20,000
Sean MacHale Hillside Westminster Road Foxrock, Dublin 18 Ireland (Phone 011-353-1 856616)	135 159 187	12/8/80 9/25/81 1/31/83	12,500 7,500 9,000	 29,000
Matthew Malkowicz 79 Tiffany Drive East Hanover, NJ 07936	104 133 165	6/18/80 6/20/80 3/24/82	500 500 125	 1,125
Audrey L. Matson 3 Ackerson Road Allendale, New Jersey 07401	186	1/28/83	2,000	2,000
Carl S. Moorman Amy I. Moorman 3500 Shadybrook Drive Midwest City, Oklahoma 73110	197	7/15/83	1,600	1,600

	Cert. #	Date	Amount	Total
William C. Norton Ten West Adams Street Jacksonville, Florida 32202	195	6/28/83	5,000	5,000
George Olson c/o N. J. Aluminum Co. P. O. Box 73 North Brunswick, NJ 08902	19 21 29 122 189	7/18/77 10/31/78 6/20/80 4/28/83	2,500 2,500 5,000 10,000 5,000	25,000
Lynn A. Olson	190	4/28/83	2,500	2,500
Donald M. Olson	191	4/28/83	2,500	2,500
Michael Olverd Elaine Olverd 2145 Ridge Road East Mt. Morris, New York 14510	170	4/26/82	1,000	1,000
Clyde L. Patterson 602 S.W. Pine Tree Lane Palm City, Florida 33490	2 7 12 21A 112 117 137	12/19/73 9/16/75 7/18/77 7/1/79 6/18/80 6/20/80 4/15/81	2,000 8,001 5,488 2,600 10,935 29,024 18,000	76,048
Mignonne Patterson 602 S.W. Pine Tree Lane Palm City, Florida 33490	22 22A 120 143 144	10/31/78 7/1/79 6/20/80 4/15/81 4/15/81	5,849 1,300 7,149 1,000 1,000	16,298
O. H. Patterson P. O. Box 4172 Hialeah, Florida 33014	105 127 150	6/18/80 6/20/80 4/30/81	500 500 184	1,184

	Cert. #	Date	Amount	Total
Dr. C. Ray Ratliff, Ph. D.	1	12/19/73	2,000	
325 Seminole	8	10/20/75	1,965	
Stuart, Florida 33494	13	7/18/77	3,445	
286-6785	109	6/18/80	1,250	
	118	6/20/80	8,660	
	164	3/24/82	1,169	18,489
Robert W. Rowlands	145	4/15/81	1,000	
Box 666	160	9/28/81	1,000	
Palm City, Florida 33490	169	4/23/82	500	
	193	6/10/83	1,000	3,500
Van Shelly	158	9/18/81	100	
Cecilia Shelly	161	12/9/81	7,000	
P. O. Box 817	194	6/28/83	2,000	9,100
Alupang Cove				
Tamuning, Guam 96911				
Michael T. Smith	27		500	
Michael T. Smith Asso., Inc.	132	6/20/80	500	1,000
41 Vreeland Avenue				
Totowa, New Jersey 07512				
(201-256-3383)				
Albert R. Tate, Jr.	183	12/7/82	10,000	10,000
2394 Royal Oaks Drive				
Alamo, California 94507				
(415-5900)				
Joan C. Till	174	9/1/82	2,500	2,500
1103 N.W. Spruce Ridge Drive				
Stuart, Florida 33494				
(692-9233)				
Mary J. Waggaman	176	11/9/82	1,100	1,100
2425 Hideaway Lane, S.W.				
Stuart, Florida 33494				
Maggie M. Williams	162	12/17/81	2,000	2,000
405 N. Bonnie Drive				
Plant City, Florida 33566				

SCHEDULE II

STOCK OPTIONS OPEN AND EXERCISABLE

A. EMPLOYEES

WILLIAM J. BARRY	9,000 @ $2.00	EXPIRES 1-01-86
WILLIAM & NANCY DEACON	5,000 @ $2.00	EXPIRES 12-01-83
WILLIAM H. DEACON, JR.	9,000 @ $2.00	EXPIRES 1-01-86
WILLIAM DEACON	2,000 @ $2.00	EXPIRES 1-01-86
DAVID E. [illegible]	9,000 @ $2.00	EXPIRES 1-01-86
SAMUEL DOINES	1,000 @ $2.00	EXPIRES 1-01-86
ADELINE L. GARRITANO	750 @ $2.00	EXPIRES 1-01-86
GORDON LUIKART	1,000 @ $2.00	EXPIRES 6-30-84
MATTHEW S. MALKOWICZ	9,000 @ $2.00	EXPIRES 1-01-86
CLYDE L. PATTERSON	9,000 @ $2.00	EXPIRES 1-01-86
MIGNONNE PATTERSON	9,000 @ $2.00	EXPIRES 1-01-86
FRANK SMITH	9,000 @ $2.00	EXPIRES 11-30-83
FRANK SMITH	12,500 @ $2.00	EXPIRES 12-01-83
FRANK SMITH	3,000 @ $2.00	EXPIRES 12-01-83
MARY JO WAGGAMAN	1,100 @ $2.00	EXPIRES 11-30-83
ROBERT E. WILLIAMS	5,000 @ $2.00	EXPIRES 1-01-86
RAY RATLIFF	9,000 @ $2.00	EXPIRES 1-01-86
TOTAL	103,350	

B. INVESTORS

HENRY T. BLACKSTOCK	10,000 @ $2.00	EXPIRES 1-01-86
MAX BLOCK	10,000 @ $2.00	EXPIRES 1-01-86
DENNIS GILLETTE	10,000 @ $2.00	EXPIRES 1-01-86
LINCOLN GRANT	5,000 @ $2.00	EXPIRES 9-05-84
GEORGE M. HARBIN, JR.	10,000 @ $2.00	EXPIRES 1-01-86
JOSEPH P. HELOW	10,000 @ $2.00	EXPIRES 1-01-86
SEAN MACHALE	5,000 @ $2.00	EXPIRES 1-01-86
ALBERT R. TATE, JR.	10,000 @ $2.00	EXPIRES 1-01-86
ROBERT W. ROWLANDS	3,000 @ $2.00	EXPIRES 1-01-86
TOTAL	73,000	

C. CREDITORS

WILLIAM H. DEACON, JR. & NANCY C. DEACON	$10,000.00	EXERCISABLE @ $2.00
ADELINE L. GARRITANO	$ 1,500.00	EXERCISABLE @ $2.00
FRANK B. SMITH	$24,247.57	EXERCISABLE @ $2.00
FRANK B. SMITH	$ 2,842.17	EXERCISABLE @ $2.00
FRANK B. SMITH	$ 6,000.00	EXERCISABLE @ $2.00
HENRY T. BLACKSTOCK	$20,000.00	EXERCISABLE @ $2.00
MAX BLOCK	$20,000.00	EXERCISABLE @ $2.00
LINCOLN S. GRANT & ELIZABETH K. GRANT	$10,000.00	EXERCISABLE @ $2.00
GEORGE M. HARBIN, JR.	$20,000.00	EXERCISABLE @ $2.00
JOSEPH P. HELOW	$20,000.00	EXERCISABLE @ $2.00
SEAN MACHALE	$10,000.00	EXERCISABLE @ $2.00
ROBERT W. ROWLANDS	$ 6,000.00	EXERCISABLE @ $2.00
TOTAL	$150,589.74	

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

BIO-ANALYTIC LABORATORIES, INC.

FILED
85 JUN 25 PM 12 38
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

1. ARTICLE IV of the Articles of Incorporation of BIO-ANALYTIC LABORATORIES, INC., is amended to read as follows:

ARTICLE IV

CAPITAL STOCK

This corporation is authorized to issue 4,000,000 shares of $.10 par value common stock.

2. The foregoing amendment was adopted by the shareholders of this corporation on May 31, 1985.

IN WITNESS WHEREOF, the undersigned president and assistant-secretary of this corporation have executed these Articles of Amendment on May 31, 1985.

RAUL BALSERA, Asst. Secretary

WILLIAM J. BARRY, President

STATE OF FLORIDA

COUNTY OF MARTIN

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared RAUL BALSERA and WILLIAM J. BARRY, known to me to be the persons who executed the foregoing articles of amendment, and they acknowledged before me that they executed those articles of amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 19th day of June, 198-

Notary Public
STATE OF FLORIDA AT LARGE
My Commission Expires: April 14, 1989

(NOTARY SEAL)

FILED
91 SEP 27 PM 4:03

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

BIO-ANALYTIC LABORATORIES, INC.

1. ARTICLE I of the Articles of Incorporation of Bio-Analytic Laboratories, Inc. is amended to read as follows:

ARTICLE I

NAME

The name of this corporation shall be:

EUTRO GROUP HOLDING, INC.

a) The foregoing amendment was adopted by the corporation's shareholders in a meeting held on September 6, 1991. A majority of the eligible votes by the holders of the common capital stock were cast in the amendment's favor, which was sufficient to effect its adoption in accordance with Section 8 of the company's by-laws. This is the only class of capital stock outstanding.

2. ARTICLE IV of the Articles of Incorporation of Bio-Analytic Laboratories, Inc. is amended to read as follows:

ARTICLE IV

CAPITAL STOCK

This corporation is authorized to issue 25,000,000 shares of $.10 par value common stock.

a) The foregoing amendment was adopted by the shareholder's of this corporation in a meeting held on September 6, 1991. A majority of the eligible votes by the holders of the common capital stock were cast in the amendment's favor which was sufficient to effect its adoption in accordance with Section 8 of the company's by-laws. This is the only class of capital stock outstanding.

IN WITNESS WHEREOF, the undersigned president and secretary of the corporation have executed these articles of amendment on September 9, 1991.

Anthony J Marinaro, Sec.

Daniel Birbilis, Pres.

STATE OF FLORIDA

COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgements in the state and county set forth above, personaly appeared Anthony J. Marinaro and Daniel Birbilis, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledged before me that they executed these Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 10 th day of September, 1991.

Vicki J. [signature]
Notary Public

STATE OF FLORIDA AT LARGE

My Commission expires [stamp: MY COMMISSION EXPIRES ... 1995 BONDED THRU ... & ASSOCIATES].

EUTRO

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

94 MAY -6 PM 1:22

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.

1. **ARTICLE IV** of the Articles of Incorporation of Eutro Group Holding, Inc., is amended to read as follows:

ARTICLE IV
CAPITA' STOCK

This Corporation is authorized to issue two classes of capital stock, twenty five million shares of $.10 par value common stock and five million shares of $.10 par value preferred stock, (Class A).

The amendment was adopted by the Board of Directors by motion duly made, seconded and carried, in a meeting held on March 21, 1994. A majority of the eligible votes by the holders of common cap..al stock were cast in the amendments favor which was sufficient to effect its adoption in accordance with Section 8 of the Company's By-Laws.

IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed this article of amendment on March 25, 1994.

John J. DeLeo
Corporate Secretary

Anthony J. Marinaro
President, COO

SEAL

STATE OF FLORIDA

COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared John J. DeLeo and Anthony J. Marinaro, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledge before me that they executed this Article of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 28th day of March, 1994.

Vicki J. Lavache
Notary Public

VICKI J. LAVACHE
Notary Public-State of Florida
My Commission Expires MAY 07 1997
COMM # CC10069?

EUTRO

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

94 MAY -6 PM 1:22

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.

1. **ARTICLE V** of the Articles of Incorporation of Eutro Group Holding, Inc., is amended to read as follows:

ARTICLE V

REGISTERED OFFICE AND AGENCY

The street address of the registered office of this Corporation is:

140 Intracoastal Pointe Drive, Jupiter, Florida, 33477

The name of the registered agent of this Corporation at that address is: Vickie Lavache

2. **ARTICLE VI** of the Articles of Incorporation of Eutro Group Holding, Inc., is amended to read as follows:

ARTICLE VI

DIRECTORS

This Corporation shall have nine (9) directors. the number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than three (3). The names and addresses of the directors of this corporation are:

WILLIAM J. BARRY
P.O. Box 388
One Bio-Analytics Place
Palm City, Florida, 34990

SEAN MAC HALE
Hillside
Westminster Road
Foxrock, Dublin 18
Ireland

ANTHONY J. MARINARO
140 Intracoastal Point Drive
Jupiter, Florida, 33477

JOHN M. OKEEFE
140 Intracoastal Pointe
Jupiter, Florida, 33477

FLOYD D. WILKENSON
140 Intracoastal Point Drive
Jupiter, Florida, 33477

These amendments were adopted by the Board of Directors by motion duly made, seconded and carried, in a meeting held on March 24, 1994. A majority of the eligible votes by the holders of common capital stock were cast in favor of the amendments, which was sufficient to effect adoption in accordance with Section 8 of the Company's By-Laws.

IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed these Articles of Amendment on March 28, 1994.

John J. DeLeo
Corporate Secreta[illegible]

Anthony J. Marinaro
President, COO

Seal
STATE OF FLORIDA

COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgments in the state and county seat set forth above, personally appeared John J. DeLeo and Anthony J. Marinaro, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledge before me that they executed these Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 28th day of March, 1994.

[illegible]
Notary Public-State of Florida
My Commission Expires MAY [illegible]
COMM # [illegible]

Vicki J. Lavacha
Notary Public

STATE OF FLORIDA
DEPARTMENT OF STATE

Certificate designating place of business or domicile for the service of process within this state, naming agent upon whom process may be served and names and address of officers and directors.

The following is submitted in compliance with Chapter 48.091, Florida Statutes:

Eutro Group Holding, Inc., a corporation organized or organizing under the laws of the State of Florida, with its principal office at 140 Intracoastal Pointe Drive, #306, Jupiter, FL 33477 appoints Vicki J. Lavache, whose address is 140 Intracoastal Pointe Drive, #305, Jupiter, FL 33477 as its agent to accept service of process within this state.

ACCEPTANCE:

I, Vicki J. Lavache, agree, as resident agent, to accept Service of Process; to keep the office open during prescribed hours and to post my name as authorized to accept process in some conspicuous place in the office.

Vicki J. Lavache

Date: May 2, 1994

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF

97 FEB 12 AM 10:48

EUTRO GROUP HOLDING, INC.

(present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: *(indicate article number(s) being amended, added or deleted)*

ARTICLE IV of the Articles of Incorporation of Eutro Group Holding, Inc. is amended to read as follows:

ARTICLE IV

CAPITAL STOCK

This corporation is authorized to issue 100,000,000 shares of $.10 par value common stock.

a) The foregoing amendment was adopted by the shareholders of this corporation by Proxy notice to the shareholders on August 26, 1996. A majority of the eligible votes by the holders of the common capital stock were cast in the amendment's favor which was sufficient to effect its adoption in accordance with Section 8 of the Company's by-laws. This is the only class of capital stock outstanding.

By order of the Board of Directors, as authorized by a majority of the shareholders, The Directors approve the authorization to 100,000,000 shares of Common Stock this date of the meeting January 16, 1997.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: January 16, 1997.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/~~were~~ approved by the shareholders. The number of votes cast for the amendment(s) was/~~were~~ sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
voting group

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this day 7th of February, 19 97.

Signature [signature]
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

~~OR~~

~~(By a director if adopted by the directors)~~

~~OR~~

~~(By an incorporator if adopted by the incorporators)~~

FLOYD D. WILKENSON
Typed or printed name

CHIEF EXECUTIVE OFFICER
CHAIRMAN OF THE BOARD
Title

EUTRO

FILED

97 JUN -9 PM 2:34

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF EUTRO GROUP HOLDING, INC.

Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

ARTICLE IV: This Corporation is authorized to issue two classes of capital stock: One Hundred Million (100,000,000) shares of $.10 par value common stock, and Five Million (5,000,000) shares of $.10 par value preferred stock (Class A).

SECOND: N/A

THIRD: The date of the amendment's adoption: **April 16, 1997.**

FOURTH: Adoption of Amendments were adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Articles of Amendment on the 5th day of June, 1997.

Daniel Birbilis
Corporate Secretary

Floyd D. Wilkenson
CEO/Chairman of the Board

EUTRO GROUP HOLDING, INC. • 1070 E. INDIANTOWN ROAD SUITE 208 • JUPITER FL 33477 • 561•575•3520 • FAX 561•575•0953

STATE OF FLORIDA
COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared Daniel Birbilis and Floyd D. Wilkenson, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledged before me that they executed this Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 5th day of June, 1997.

Notary Public

FILED
98 NOV -4 AM 9:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.
Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article IV: This Corporation is authorized to issue capital stock: Five Hundred Million (500,000,000) shares of $.01 par value common stock.

SECOND: N/A

THIRD: The date of the amendment's adoption: October 28, 1998

FOURTH: Adoption of Amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Article of Amendment on the 2nd day of November, 1998.

Brad Wilkenson
Corporate Secretary

Floyd D. Wilkenson
CEO/Chairman of the Board

STATE OF FLORIDA
COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared Brad Wilkenson and Floyd D. Wilkenson, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledged before me that they executed these Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 3rd day of November, 1998.

NOTARY PUBLIC

KATHY J. SHIMKUS
MY COMMISSION # CC 719213
EXPIRES: February 25, 2002
Bonded Thru Notary Public Underwriters

EUTRO

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.
Document Number G66158

FILED
99 AUG 25 PM 2:06
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article IV: This Corporation is authorized to proceed with a reverse stock split of 250 to 1 shares of capital stock with a cash out option to minority shareholders for fractional shares. This Corporation is also authorized to issue 5,000,000 shares of $.10 par value of Preferred Class A Stock. Warrants issued with Preferred Stockholders will be reduced by 250 to 1 shares.

SECOND: N/A

THIRD: The date of the amendment's adoption: August 24, 1999

FOURTH: Adoption of Amendment was adopted by the Board of Directors with shareholder approval.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Article of Amendment on the 24th day of August, 1999.

Brad Wilkenson
Corporate Secretary

Floyd D. Wilkenson
CEO/Chairman of the Board

EUTRO GROUP HOLDING, INC. • 1070 E. INDIANTOWN ROAD, SUITE 208 • JUPITER, FL 33477 • 561•575•3520 • FAX 561•575•0953

FILED
99 AUG 26 AM 9:57
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.
Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article IV: This Corporation is authorized to issue two classes of capital stock: One Hundred Million (100,000,000) shares of $.10 par value common stock, and Five Million (5,000,000) shares of $.10 par value preferred stock (Class A).

SECOND: N/A

THIRD: The date of the amendment's adoption: August 25, 1999

FOURTH: Adoption of Amendment was adopted by the Board of Directors with shareholder approval.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Article of Amendment on the 26th day of August, 1999.

Brad Wilkenson
Corporate Secretary

Floyd D. Wilkenson
CEO/Chairman of the Board

EUTRO

FILED
99 SEP -9 AM 9:23
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

RESTATED ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.

Pursuant to the provision of the Florida Statutes, this Florida for Profit Corporation adopts and restates the following Articles of Incorporation:

ARTICLE I
NAME

The name of this Corporation is:
Eutro Group Holding, Inc.

The name change from Bio-Analytic Laboratories, Inc. was approved by stockholders approval on September 6, 1991.

ARTICLE II
TERM OF EXISTENCE

This corporation shall exist perpetually.

ARTICLE III
PURPOSE

This corporation is organized for the purpose of transacting any and all lawful business

ARTICLE IV
CAPITAL STOCK

This corporation is authorized to issue two classes of capital stock; 500,000,000 shares of $.10 par value common stock and 5,000,000 shares of $.10 par value preferred stock (Class A).

ARTICLE V
REGISTERED OFFICE AND AGENT

Street Address of the initial registered office of this corporation is:
1070 E. Indiantown Road, Suite 208, Jupiter, Florida 33477.

The name of the Registered Agent of this corporation at that address is:
Ms. Lisa M. Whitmer

EUTRO GROUP HOLDING, INC. • 1070 E. INDIANTOWN ROAD, SUITE 208 • JUPITER, FL 33477 • 561•575•3520 • FAX 561•575•0953

ARTICLE VI
DIRECTORS

This corporation shall have nine (9) directors initially. The number may either be increased of decreased from time to time by the by-laws, but should never be less than three (3).

The name of the directors of this corporation are:

1. **Floyd D. Wilkenson**
2. **Daniel Birbilis**
3. **Bradley Wilkenson**
4. **William Burckart**
5. **Mack Hunter**

ARTICLE VII
INCORPORATOR

The name and address of the person signing these restated Articles is: Floyd D. Wilkenson, Sr., 1070 E. Indiantown Road, Suite 208, Jupiter, Florida 33477.

ARTICLE VIII
INDEMNIFICATION

The corporation shall indemnify any officer or director or any former officer or director to the full extent permitted by law and the ability of the corporation.

ARTICLE IX
AMENDMENTS

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approved by at least the majority of the stock entitled to vote.

EUTRO GROUP HOLDING, INC. • 1070 E. INDIANTOWN ROAD, SUITE 208 • JUPITER, FL 33477 • 407•575•3520 • FAX 407•575•0953

RESOLUTION

A special meeting of the Board of Directors of Eutro Group Holding, Inc. was held on August 18, 1999, at 2:00 P.M. in the office of the Corporation, 1070 E. Indiantown Road, Suite 208, Jupiter, FL 33477.

In attendance were Mr. Floyd D. Wilkenson, Mr. Mack Hunter, Mr. Brad Wilkenson, Mr. William Burckart and via telephone Mr. Daniel Birbilis.

Upon a motion duly made, seconded and carried, it was resolved that the Secretary of the Corporation be and hereby is authorized to approve, adopt, amend the restated Articles of Incorporation of Eutro Group Holding, Inc.

The Board of Directors approved the motion on the basis of shareholder approval of 69% approved, 24% disapproved with 6.5% abstaining.

There being no further business before the meeting, on motion duly made, seconded and carried the meeting was adjourned.

Respectfully submitted,

Brad Wilkenson
Secretary/Treasurer

FILED

99 OCT 18 AM 11:09

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EUTRO GROUP HOLDING, INC.
Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article I: This Corporation is authorized to change the name of the company from Eutro Group Holding, Inc. to Strategic Alliance Group, Inc.

SECOND: N/A

THIRD: The date of the amendment's adoption: September 29, 1999

FOURTH: Adoption of Amendment was adopted by the Board of Directors with shareholder approval.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Article of Amendment on the 29th day of September, 1999.

Brad Wilkenson
Corporate Secretary

Floyd D. Wilkenson
CEO/Chairman of the Board

EUTRO GROUP HOLDING, INC. • 1070 E. INDIANTOWN ROAD, SUITE 208 • JUPITER, FL 33477 • 561•575•3520 • FAX 561•575•0953

STATE OF FLORIDA
COUNTY OF PALM BEACH

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared Brad Wilkenson and Floyd D. Wilkenson, known to me to be the persons who executed the foregoing Articles of Amendment, and they acknowledged before me that they executed these Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid this 29th day of September, 1998.

Lisa M. Whitmer
NOTARY PUBLIC

Lisa M. Whitmer
Commission # CC 848587
Expires June 21, 2003
Bonded Thru
Atlantic Bonding Co., Inc.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
STRATEGIC ALLIANCE GROUP, INC.
Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article VI: This Corporation is authorized to accept resignation of all current directors and appoint a new Board of Directors as follows: Richard Gladstone, Howard Helfant and Mark Colacurio.

FILED
99 [illegible] PM 3:47

SECOND: N/A

THIRD: The date of the amendment's adoption: November 11, 1999

FOURTH: Adoption of Amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned CEO/Chairman of the Board and Secretary of the Corporation have executed this Article of Amendment on the 11th day of November, 1999.

Brad Wilkenson
Corporate Secretary

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CRUISECAM INTERNATIONAL, INC.
Formerly STRATEGIC ALLIANCE GROUP, INC.
Document Number G66158

FILED
04 JUL 21 PM 12:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article VI: This Corporation is authorized to accept resignation of all current directors and appoint a new Board of Directors as follows: D. Scott Watkins, James F. Bender and Robert Buono.

SECOND: N/A

THIRD: The date of the amendment's adoption: July 13, 2004

FOURTH: Adoption of Amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned Director of the Corporation has executed this Article of Amendment on the 13th day of July, 2004.

Floyd D. Wilkenson

Floyd D. Wilkenson
Director

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
STRATEGIC ALLIANCE GROUP, INC.
Document Number G66158

FILED
04 MAR 22 AM 9:41
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article I: The name of this Corporation shall be:

CRUISE CAM INTERNATIONAL, INC.

Article VI: The name/address of the President of the Corporation is:

Floyd D. Wilkenson
3551 SW Corporate Parkway
Palm City, FL 34990

SECOND: N/A

THIRD: The date of the amendment's adoption: March 19, 2004

FOURTH: Adoption of Amendment was adopted by the Board of Directors with shareholder action and shareholder approval.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed this Article of Amendment on the 19th day of March 2004.

Floyd D. Wilkenson

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CRUISE CAM INTERNATIONAL, INC.
Document Number G66158

FILED
04 MAY 19 PM 4:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article I: The name of this Corporation shall be:

CruiseCam International, Inc.

(one word 'CruiseCam', capital C for Cruise and capital C for Cam)

Article VI: The name/address of the President of the Corporation is:

Floyd D. Wilkenson
3551 SW Corporate Parkway
Palm City, FL 34990

SECOND: N/A

THIRD: The date of the amendment's adoption: May 18, 2004

FOURTH: Adoption of Amendment was adopted by the Board of Directors with shareholder action and shareholder approval.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed this Article of Amendment on the 18th day of May 2004.

[signature]
Floyd D. Wilkenson

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CRUISECAM INTERNATIONAL, INC.
Document Number G66158

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of Incorporation:

FIRST: Amendment adopted:

Article IV: Addition of Directors and Officers to the Corporation in the name of Mr. Daniel Birbilis as Director and Mr. William Burckart as Director.

SECOND: N/A

THIRD: The date of the amendment's adoption: June 30, 2004

FOURTH: Adoption of Amendment was adopted by the Board of Directors without shareholder action and shareholder approval.

IN WITNESS WHEREOF, the undersigned Director of the Corporation has executed this Article of Amendment on the 30th day of June 2004.

Floyd D. Wilkenson